CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of BlueData Corporation for the quarter ending March 31, 2011, Kenneth Bloom and Deborah Bloom, the chief executive officer and chief financial officer of BlueData Corporation, respectively, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such Quarterly Report on Form 10-Q for the quarter ending March 31, 2011, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, fairly represents in all material respects, the financial condition and results of operations of BlueData Corporation.

Date:  May 15, 2011

By:	/s/ Kenneth A. Bloom
Kenneth A. Bloom
Chief Executive Officer

By:	/s/ Deborah A. Bloom
Deborah A. Bloom
Chief Financial Officer